Exhibit 99.1

Susquehanna Bancshares, Inc. Announces First Quarter 2015 Results

First Quarter Highlights

  GAAP EPS of $0.16, Inclusive of $0.02 Merger-Related Expenses
  Stable Net Interest Margin, Excluding Purchase Accounting
  Solid Core Deposit Growth
  Strong Asset Quality
  Modest Impact From New Capital Rule

LITITZ, Pa.--(BUSINESS WIRE)--April 22, 2015--Susquehanna Bancshares, Inc. (Susquehanna) (NASDAQ: SUSQ) today announced that it earned net income for the first quarter ended March 31, 2015 of $29.0 million, or $0.16 per diluted share, which included after-tax merger related expenses of $2.9 million or $0.02 per diluted share. This compares to net income of $30.3 million, or $0.17 per diluted share, for the fourth quarter of 2014 and $37.2 million, or $0.20 per diluted share, for the first quarter of 2014.

Linked Quarter Results (First Quarter 2015 vs. Fourth Quarter 2014)

  Loans and leases decreased $29.9 million or 0.2% from December 31, 2014 to $13.5 billion at March 31, 2015. Changes for the quarter in each major loan category were as follows:
    Commercial loans increased 0.3%.
    Real estate – construction loans remained essentially flat.
    Real estate secured – residential loans decreased 1.1%.
    Real estate secured – commercial loans decreased 1.3%.
    Consumer loans increased 3.7%.
    Leases increased 2.3%.
  Total deposits increased $43.5 million or 0.3% from December 31, 2014 to $13.8 billion at March 31, 2015. Changes for the quarter in each major deposit category were as follows:
    Non-interest bearing checking increased 2.8%.
    Interest-bearing checking decreased 0.5%.
    Money market deposits increased 2.0%.
    Savings deposits increased 4.9%.
    Time deposits decreased 3.2%.
  Net interest margin decreased 6 basis points to 3.40% for the first quarter of 2015 compared to 3.46% for the fourth quarter of 2014. Net interest margin (excluding purchase accounting) (1) was flat at 3.31% for the first quarter of 2015. The decrease in the net interest margin was driven by a reduction in purchase accounting amortization.
  Net interest income decreased to $131.6 million for the first quarter of 2015 compared to $135.4 million for the fourth quarter of 2014. The increase in average earning assets was more than offset by a decline in net interest margin and two fewer days in the first quarter of 2015 compared to the fourth quarter of 2014.
  Non-interest income decreased to $42.3 million for the first quarter of 2015 compared to $46.6 million for the fourth quarter of 2014. The fourth quarter benefited from seasonally-strong SBA loan sales, gains on the sale of foreclosed real estate and interchange volume incentives. In other non-interest income categories, solid performance in mortgage and insurance offset weaker performance in auto leasing and deposit services.
  Non-interest expense decreased to $126.6 million for the first quarter of 2015 compared to $130.5 million for the fourth quarter of 2014. The decrease was driven by a reduction in incentive compensation expense, which is typically the highest in the fourth quarter. The first quarter of 2015 included pre-tax merger-related expenses of $4.4 million.
  The efficiency ratio (1), which excludes merger-related expenses, decreased to 68.81% for the first quarter of 2015 compared to 69.73% for the fourth quarter of 2014.
  Non-performing assets as a percentage of loans, leases and foreclosed real estate owned decreased to 0.73% at March 31, 2015 compared to 0.79% at December 31, 2014.
  The provision for loan and lease losses for the first quarter of 2015 decreased to $5.8 million compared to $7.2 million for the fourth quarter of 2014. Net charge-offs for the first quarter of 2015 increased slightly to $7.6 million, or 0.23% of average loans and leases, compared to $7.5 million, or 0.22% of average loans and leases, for the fourth quarter of 2014. As a result, the allowance for loan and lease losses was $134.7 million at March 31, 2015, representing 1.00% of total loans and leases and 151% of nonaccrual loans and leases compared to $136.5 million at December 31, 2014, representing 1.01% of total loans and leases and 140% of nonaccrual loans and leases.

First Quarter Results (First Quarter 2015 vs. First Quarter 2014)

  Loans and leases decreased $87.3 million or 0.6% from March 31, 2014 to $13.5 billion at March 31, 2015. In August 2014, Susquehanna and its wholly-owned subsidiary Susquehanna Bank sold approximately $255.8 million of retail auto loans in an off-balance sheet securitization that previously were included in the Consumer loans category. Changes for the twelve month period in each major loan category were as follows:
    Commercial loans increased 1.1%.
    Real estate - construction loans increased 10.4%.
    Real estate secured - residential loans decreased 0.7%.
    Real estate secured - commercial loans decreased 2.6%.
    Consumer loans decreased 18.3%.
    Leases increased 9.3%.
  Total deposits increased $685.8 million or 5.2% from March 31, 2014 to $13.8 billion as of March 31, 2015. Changes for the twelve month period in each major deposit category were as follows:
    Non-interest-bearing checking increased 7.4%.
    Interest-bearing checking increased 8.5%.
    Money market deposits increased 12.4%.
    Savings deposits increased 5.9%.
    Time deposits decreased 4.1%.
  Net interest margin decreased 21 basis points to 3.40% for the first quarter of 2015 compared to 3.61% for the first quarter of 2014 while average earning assets declined slightly. As a result, net interest income decreased to $131.6 million for the first quarter of 2015 compared to $140.1 million for the first quarter of 2014. The sustained low rate environment reduced the net interest margin as existing loans repriced lower and new originations came on at lower rates than the existing loan portfolio.
  Non-interest income increased slightly to $42.3 million for the first quarter of 2015 compared to $42.1 million for the first quarter of 2014.
  Non-interest expense increased to $126.6 million for the first quarter of 2015 compared to $123.0 million for the first quarter of 2014. The first quarter of 2015 included pre-tax merger-related expenses of $4.4 million.
  The efficiency ratio (1), which excludes merger-related expenses, increased to 68.81% for the first quarter of 2015 compared to 66.18% for the first quarter of 2014.
  Non-performing assets as a percentage of loans, leases and foreclosed real estate decreased to 0.73% at March 31, 2015 compared to 0.89% at March 31, 2014.
  The provision for loan and lease losses decreased to $5.8 million for the first quarter of 2015 compared to $6.0 million for the first quarter of 2014. Net charge-offs as a percentage of average loans and leases decreased to 0.23% for the first quarter of 2015 compared to 0.28% for the first quarter of 2014. The allowance for loan and lease losses was $134.7 million at March 31, 2015, representing 1.00% of total loans and leases and 151% of nonaccrual loans and leases, compared to $154.2 million at March 31, 2014, representing 1.14% of total loans and leases and 142% of nonaccrual loans and leases.
  Return on average assets and average tangible equity (1) decreased to 0.63% and 8.41%, respectively for the first quarter of 2015 compared to 0.82% and 11.08%, respectively for the first quarter of 2014.
  The new capital rules had a modest impact on Susquehanna’s capital ratios, which continue to exceed internal capital targets and those required to be considered “well-capitalized” under the current regulatory requirements with a Tier 1 common ratio of 10.82%, Tier 1 capital ratio of 11.84%, Total risk-based capital ratio of 12.95% and a Leverage ratio of 9.77%, each as of March 31, 2015.
(1) Non-GAAP based financial measure. Please refer to the calculations and management’s reasons for using this measure in the accompanying financial schedules

Additional Events

  On April 15, 2015, Susquehanna’s Board of Directors declared a second quarter dividend of $0.09 per common share, payable May 20, 2015 to shareholders of record as of April 30, 2015.
  On March 13, 2015 Susquehanna shareholders voted to approve the agreement and plan of merger under which Susquehanna will merge with and into BB&T Corporation (“BB&T”). Completion of the merger is subject to customary closing conditions, including receipt of necessary regulatory approvals. Upon completion of the merger, which is expected to occur in the second half of 2015, Susquehanna shareholders will receive 0.253 shares of BB&T common stock and $4.05 in cash for each share of Susquehanna common stock.

Susquehanna is a financial services holding company with total assets of approximately $18.7 billion. Headquartered in Lititz, Pa., Susquehanna provides banking and financial services at 245 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, Susquehanna offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $7.9 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company, a vehicle leasing company, a mortgage division, and a settlement services company. Investor information may be requested through Susquehanna’s Website at www.susquehanna.net.

This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna’s management uses these non-GAAP measures in its analysis of the company’s performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.

The presentation of these non-GAAP financial measures is intended to supplement investors’ understanding of Susquehanna’s core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar words or expressions. The risks, uncertainties and other factors that could cause actual results and experience to differ materially from forward-looking statements or historical performance include, but are not limited to, the following: ineffectiveness of Susquehanna’s business strategy due to internal or external factors, including changes in current or future market conditions; the effects of competition; ability to obtain regulatory approvals and meet other closing conditions to our pending merger with BB&T delay in closing the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board, and legislative and regulatory actions and reforms; and the other factors detailed in Susquehanna’s and BB&T’s filings with the Securities and Exchange Commission. Susquehanna encourages readers of this release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Forward-looking statements speak only as of the date they are made. Susquehanna does not intend to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

SUMMARY CONSOLIDATED FINANCIAL INFORMATION
(in thousands, except per share data)

	1Q15	4Q14	3Q14	2Q14	1Q14
Balance Sheet (EOP)
Investments	$2,683,358	$2,553,655	$2,325,734	$2,324,782	$2,445,322
Loans and leases	13,487,951	13,517,882	13,425,721	13,667,153	13,575,295
Allowance for loan and lease losses (ALLL)	134,733	136,522	136,870	144,483	154,150
Total assets	18,697,294	18,661,390	18,583,327	18,506,626	18,439,682
Deposits	13,765,305	13,721,843	13,588,524	13,314,994	13,079,523
Other short-term borrowings	506,756	516,089	532,675	527,079	584,664
Federal Home Loan Bank borrowings	911,674	913,449	915,362	1,127,302	1,229,296
Other long-term debt	321,389	351,904	356,117	360,033	448,521
Shareholders' equity	2,780,177	2,753,925	2,751,260	2,796,392	2,755,199

Average Balance Sheet
Investments	$2,558,973	$2,431,597	$2,293,302	$2,395,690	$2,505,937
Loans and leases	13,468,346	13,438,494	13,499,686	13,589,533	13,574,526
Total earning assets	16,118,051	15,954,179	15,872,628	16,066,177	16,162,210
Total assets	18,618,267	18,628,209	18,411,529	18,378,127	18,411,873
Deposits	13,662,357	13,653,638	13,395,247	13,131,617	12,874,040
Other short-term borrowings	525,107	535,633	541,363	552,367	671,653
Federal Home Loan Bank borrowings	912,395	914,287	961,483	1,174,611	1,387,124
Other long-term debt	348,418	354,179	358,502	396,367	451,267
Shareholders' equity	2,761,177	2,757,933	2,775,786	2,768,665	2,726,465

Income Statement
Net interest income	$131,638	$135,384	$136,465	$141,694	$140,064
Provision for loan and lease losses	5,799	7,200	9,000	3,000	6,000
Noninterest income	42,312	46,588	44,617	45,349	42,089
Noninterest expense	126,590	130,470	124,411	125,225	123,032
Income before taxes	41,561	44,302	47,671	58,818	53,121
Provision for income taxes	12,536	13,978	14,203	15,324	15,959
Net income	29,025	30,324	33,468	43,494	37,162
Basic earnings per common share	0.16	0.17	0.18	0.23	0.20
Diluted earnings per common share	0.16	0.17	0.18	0.23	0.20
Cash dividends paid per common share	0.09	0.09	0.09	0.08	0.08

Asset Quality
Net charge-offs (NCOs)	$7,588	$7,548	$16,613	$11,431	$9,458

Nonaccrual loans and leases	$89,333	$97,697	$109,506	$105,609	$108,408
Foreclosed real estate	9,575	9,672	9,133	10,302	11,980
Total nonperforming assets (NPAs)	$98,908	$107,369	$118,639	$115,911	$120,388

Restructured loans	$47,850	$46,856	$42,418	$40,938	$39,555
Loans and leases 90 days past due	3,506	8,488	10,303	9,190	9,328

Credit Quality
NCOs / Average loans and leases	0.23%	0.22%	0.49%	0.34%	0.28%
NPAs / Loans and leases + foreclosed real estate	0.73%	0.79%	0.88%	0.85%	0.89%
ALLL / Nonaccrual loans and leases	150.82%	139.74%	124.99%	136.81%	142.19%
ALLL / Total loans and leases	1.00%	1.01%	1.02%	1.06%	1.14%

Profitability
Return on average assets	0.63%	0.65%	0.72%	0.95%	0.82%
Return on average equity	4.26%	4.36%	4.78%	6.30%	5.53%
Return on average tangible equity (1)	8.41%	8.65%	9.41%	12.34%	11.08%
Net interest margin	3.40%	3.46%	3.50%	3.63%	3.61%
Efficiency ratio (1)	68.81%	69.73%	67.32%	65.63%	66.18%

Per Share Data (EOP)
Closing share price	$13.71	$13.43	$10.00	$10.56	$11.37
Stated book value per common share	15.25	15.13	15.17	14.90	14.69
Tangible book value per common share (1)	8.12	7.98	7.99	7.95	7.73
Price/Book Value	89.88%	88.77%	65.90%	70.88%	77.41%
Price/Tangible Book Value	168.84%	168.30%	125.16%	132.83%	147.09%
Number of outstanding shares ('000)	182,256	182,039	181,310	187,706	187,590

Capital Ratios
Tangible common ratio (1)	8.63%	8.56%	8.58%	8.88%	8.67%
Common equity Tier 1 ratio (2)	10.82%	10.95%	10.86%	11.03%	10.84%
Tier 1 capital ratio (2)	11.84%	12.00%	11.92%	12.07%	11.95%
Total risk-based capital ratio (2)	12.95%	13.16%	13.08%	13.27%	13.23%
Leverage ratio (2)	9.77%	9.61%	9.61%	9.90%	9.72%
(1) Non-GAAP based financial measures. Please refer to the calculations and management's reasons for using these measures in Appendix A - GAAP to Non-GAAP Reconciliation

(2) March 31, 2015 ratios computed under Basel III guidelines. Previous quarters computed under Basel I guidelines.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014

Assets
Cash and due from banks	$446,797	$506,304	$772,677	$456,917	$389,793
Unrestricted short-term investments	34,183	37,149	40,508	33,369	24,768
Cash and cash equivalents	480,980	543,453	813,185	490,286	414,561
Interest-bearing deposits held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	0	1,439	2,211	1,554	1,689
Restricted short-term investments	54,884	42,949	36,943	43,926	42,993
Securities available for sale	2,567,988	2,438,085	2,192,615	2,183,093	2,299,235
Restricted investment in bank stocks	115,370	115,570	133,119	141,689	146,087
Loans and leases, net of deferred costs and fees	13,487,951	13,455,046	13,361,516	13,600,254	13,505,746
Loans held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	0	62,836	64,205	66,899	69,549
Less: Allowance for loan and lease losses	134,733	136,522	136,870	144,483	154,150
Net loans and leases	13,353,218	13,381,360	13,288,851	13,522,670	13,421,145
Premises and equipment, net	162,323	167,048	168,466	169,975	170,349
Other real estate and foreclosed assets	10,002	10,099	9,898	11,102	12,943
Accrued interest receivable	40,151	39,249	39,899	38,878	41,594
Bank-owned life insurance	447,659	446,676	449,199	450,318	449,778
Goodwill	1,275,439	1,275,439	1,275,439	1,275,439	1,275,439
Intangible assets with finite lives	24,240	25,575	27,163	28,579	30,303
Deferred income tax assets	7,012	7,648	6,903	7,357	5,216
Other assets	158,028	166,800	139,436	141,760	128,350
Total assets	$18,697,294	$18,661,390	$18,583,327	$18,506,626	$18,439,682
Liabilities and Shareholders' Equity
Deposits	$13,765,305	$13,721,843	$13,588,524	$13,314,994	$13,079,523
Federal Home Loan Bank short-term borrowings	850,000	850,000	850,000	1,050,000	1,150,000
Other short-term borrowings	506,756	516,089	532,675	527,079	584,664
Federal Home Loan Bank long-term borrowings	61,674	63,449	65,362	77,302	79,296
Other long-term debt	175,214	175,217	175,219	175,222	250,224
Junior subordinated debentures	146,175	146,117	146,059	146,002	155,022
Long-term debt of consolidated variable interest entities for which creditors do not have recourse to Susquehanna's general credit	0	30,570	34,839	38,809	43,275
Accrued interest, taxes, and expenses payable	66,791	85,075	72,044	72,664	69,404
Deferred income tax liabilities	153,556	133,932	128,389	114,119	75,911
Other liabilities	191,646	185,173	238,956	194,043	197,164
Total liabilities	15,917,117	15,907,465	15,832,067	15,710,234	15,684,483
Shareholders' equity:
Common stock	365,624	365,184	363,358	376,146	375,845
Treasury stock	(5,599)	(5,571)	(3,100)	(3,075)	(2,735)
Additional paid-in capital	1,612,414	1,609,663	1,605,671	1,657,699	1,654,357
Retained earnings	838,109	825,471	811,462	794,864	766,381
Accumulated other comprehensive loss	(30,371)	(40,822)	(26,131)	(29,242)	(38,649)
Total shareholders' equity	2,780,177	2,753,925	2,751,260	2,796,392	2,755,199
Total liabilities and shareholders' equity	$18,697,294	$18,661,390	$18,583,327	$18,506,626	$18,439,682

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Loans and Leases and Deposits
(in thousands)
	Loans and Leases
	03/31/15	12/31/14	09/30/14	06/30/14	03/31/14
Commercial, financial, and agricultural	$2,438,733	$2,430,532	$2,362,201	$2,422,931	$2,411,851
Real estate - construction	788,639	788,261	817,492	748,181	714,291
Real estate secured - residential	4,148,908	4,194,738	4,172,943	4,178,842	4,178,505
Real estate secured - commercial	3,938,798	3,991,379	4,016,635	4,053,990	4,041,989
Consumer	781,083	752,975	730,687	962,618	955,577
Leases	1,391,790	1,359,997	1,325,763	1,300,591	1,273,082
Total loans and leases	$13,487,951	$13,517,882	$13,425,721	$13,667,153	$13,575,295

	Deposits
	03/31/15	12/31/14	09/30/14	06/30/14	03/31/14
Noninterest-bearing checking	$2,019,931	$1,964,510	$1,958,308	$1,935,635	$1,880,284
Interest-bearing checking	3,154,347	3,169,017	3,087,166	2,883,679	2,908,507
Money market	3,580,414	3,509,192	3,297,699	3,025,430	3,184,719
Savings	1,199,154	1,143,596	1,122,232	1,136,044	1,132,850
Core deposits	$9,953,846	9,786,315	9,465,405	8,980,788	9,106,360
Time less than $100	2,160,417	2,179,647	2,265,787	2,266,815	2,166,207
Time of $100 or more	1,651,042	1,755,881	1,857,332	2,067,391	1,806,956
Total deposits	$13,765,305	$13,721,843	$13,588,524	$13,314,994	$13,079,523

Supplemental Loan and Lease Data
(in thousands)
	Nonaccrual Loans and Leases
	03/31/15	12/31/14	09/30/14	06/30/14	03/31/14
Commercial, financial, and agricultural	$21,749	$23,393	$23,121	$18,792	$24,529
Real estate - construction	6,539	6,832	7,225	7,428	11,695
Real estate secured - residential	25,420	21,858	23,653	24,740	23,189
Real estate secured - commercial	34,421	44,980	54,484	53,687	47,950
Consumer	34	37	40	43	46
Leases	1,170	597	983	919	999
Total nonaccrual loans and leases	$89,333	$97,697	$109,506	$105,609	$108,408

	Restructured Loans
	03/31/15	12/31/14	09/30/14	06/30/14	03/31/14
Commercial, financial, and agricultural	$4,534	$4,816	$4,044	$4,228	$5,264
Real estate - construction	1,221	315	319	322	325
Real estate secured - residential	16,036	20,534	20,231	18,414	16,168
Real estate secured - commercial	25,120	20,227	16,780	16,903	16,681
Consumer	939	964	1,044	1,071	1,117
Total restructured loans	$47,850	$46,856	$42,418	$40,938	$39,555

	Net Charge-offs (Recoveries)
	1Q 2015	4Q 2014	3Q 2014	2Q 2014	1Q 2014
Commercial, financial, and agricultural	$4,121	$684	$8,069	$7,274	$3,182
Real estate - construction	35	(468)	776	(457)	(91)
Real estate secured - residential	2,918	2,949	2,549	2,453	2,796
Real estate secured - commercial	(222)	3,245	3,827	730	2,134
Consumer	419	572	614	1,013	855
Leases	317	566	778	418	582
Total net charge-offs	$7,588	$7,548	$16,613	$11,431	$9,458

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share data)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014

Interest Income:
Loans and leases, including deferred costs and fees	$140,769	$147,157	$147,761	$148,002	$149,538
Securities:
Taxable	9,609	9,302	8,459	9,104	9,648
Tax-exempt	3,276	3,339	3,383	3,439	3,501
Dividends	3,421	1,628	2,108	2,134	1,765
Short-term investments	24	23	24	23	19
Total interest income	157,099	161,449	161,735	162,702	164,471
Interest Expense:
Deposits:
Interest-bearing demand and savings	5,338	5,313	4,256	4,031	3,962
Time	10,086	10,699	10,803	10,246	9,628
Federal Home Loan Bank short-term borrowings	4,544	4,455	4,554	4,597	4,621
Other short-term borrowings	1,984	2,066	2,091	2,031	2,100
Federal Home Loan Bank long-term borrowings	202	210	247	243	245
Other long-term debt	3,307	3,322	3,319	(140)	3,851
Total interest expense	25,461	26,065	25,270	21,008	24,407
Net interest income	131,638	135,384	136,465	141,694	140,064
Provision for loan and lease losses	5,799	7,200	9,000	3,000	6,000
Net interest income, after provision for loan and lease losses	125,839	128,184	127,465	138,694	134,064
Noninterest Income:
Service charges on deposit accounts	8,518	9,260	9,561	9,294	9,000
Vehicle origination and servicing fees	1,449	1,886	1,691	2,915	2,968
Wealth management commissions and fees	12,800	13,163	13,199	12,669	12,719
Commissions on property and casualty insurance sales	4,698	3,676	3,992	4,214	5,666
Other commissions and fees	5,638	5,877	5,689	5,401	5,035
Income from bank-owned life insurance	1,853	1,537	1,634	1,672	1,637
Mortgage banking revenue	2,887	2,489	2,432	3,004	2,410
Capital markets revenue	2,408	2,437	1,593	877	1,240
Net realized gain (loss) on sales of securities	(5)	125	0	3,293	(8)
Other	2,066	6,138	4,826	2,010	1,422
Total noninterest income	42,312	46,588	44,617	45,349	42,089
Noninterest Expenses:
Salaries and employee benefits	67,165	74,806	68,042	68,325	65,581
Occupancy	13,970	12,262	12,089	11,914	13,847
Furniture and equipment	3,815	4,076	4,043	4,058	3,944
Professional and technology services	7,253	7,122	6,168	7,189	6,070
Advertising and marketing	2,720	3,459	3,784	3,567	3,576
FDIC insurance	4,757	4,833	5,038	4,925	5,121
Legal fees	1,537	1,918	1,699	1,656	1,527
Amortization of intangible assets	1,979	2,211	2,220	2,367	2,539
Vehicle lease disposal	2,914	2,282	2,222	2,215	2,251
Merger related	4,432	885	0	0	0
Other	16,048	16,616	19,106	19,009	18,576
Total noninterest expenses	126,590	130,470	124,411	125,225	123,032
Income before income taxes	41,561	44,302	47,671	58,818	53,121
Provision for income taxes	12,536	13,978	14,203	15,324	15,959
Net Income	$29,025	$30,324	$33,468	$43,494	$37,162

Earnings per common share:
Basic	$0.16	$0.17	$0.18	$0.23	$0.20
Diluted	$0.16	$0.17	$0.18	$0.23	$0.20
Cash dividends per common share	$0.09	$0.09	$0.09	$0.08	$0.08
Average common shares outstanding:
Basic	182,140	181,514	184,985	187,637	187,455
Diluted	183,053	182,387	185,724	188,295	188,378

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY
(in thousands)
Interest rates and interest differential-taxable equivalent basis

	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2015			December 31, 2014			March 31, 2014
	Average			Average			Average
	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)
Assets
Short-term investments	$90,732	$24	0.11	$84,088	$23	0.11	$81,747	$19	0.09
Investment securities:
Taxable(1)	2,198,207	13,031	2.40	2,060,163	10,930	2.10	2,117,969	11,413	2.19
Tax-exempt(1)(2)	360,766	5,040	5.67	371,434	5,135	5.48	387,968	5,388	5.63
Total investment securities	2,558,973	18,071	2.86	2,431,597	16,065	2.62	2,505,937	16,801	2.72
Loans and leases, (net):
Taxable(3)	13,023,814	137,407	4.28	13,011,088	143,336	4.37	13,136,268	146,080	4.51
Tax-exempt(2)(3)	444,532	5,171	4.72	427,406	5,880	5.46	438,258	5,320	4.92
Total loans and leases	13,468,346	142,578	4.29	13,438,494	149,216	4.41	13,574,526	151,400	4.52

Total interest-earning assets	16,118,051	160,673	4.04	15,954,179	165,304	4.11	16,162,210	168,220	4.22
Allowance for loan and lease losses	(137,475)			(137,293)			(157,444)
Other non-earning assets	2,637,691			2,811,323			2,407,107

Total assets	$18,618,267			$18,628,209			$18,411,873

Liabilities
Deposits:
Interest-bearing demand	$6,749,615	5,054	0.30	$6,558,482	5,025	0.30	$6,032,537	3,674	0.25
Savings	1,172,519	285	0.10	1,134,827	288	0.10	1,099,944	287	0.11
Time	3,768,581	10,085	1.09	3,984,083	10,699	1.07	3,910,698	9,630	1.00
Other short-term borrowings	525,107	1,983	1.53	535,633	2,066	1.53	671,653	2,101	1.27
FHLB borrowings	912,395	4,746	2.11	914,287	4,666	2.02	1,387,124	4,866	1.42
Long-term debt(4)	348,418	3,307	3.85	354,179	3,321	3.72	451,267	3,849	3.46

Total interest-bearing liabilities	13,476,635	25,460	0.77	13,481,491	26,065	0.77	13,553,223	24,407	0.73
Demand deposits	1,971,642			1,976,246			1,830,861
Other liabilities	408,813			412,539			301,324

Total liabilities	15,857,090			15,870,276			15,685,408

Equity	2,761,177			2,757,933			2,726,465

Total liabilities & shareholders' equity	$18,618,267			$18,628,209			$18,411,873

Net interest income / yield on average earning assets		$135,213	3.40		$139,239	3.46		$143,813	3.61
Taxable equivalent adjustment		(3,575)			(3,855)			(3,749)
Net interest income - as reported		$131,638			$135,384			$140,064
(1)

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2)	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
(3)	Average loan balances include non-accrual loans.
(4)	Includes $3.7 million purchase accounting adjustment on redemption of junior subordinated debt in second quarter of 2014.

Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, PA 17543

Appendix A - GAAP to Non-GAAP Reconciliation
(Dollars and share data in thousands)
	1Q15	4Q14	3Q14	2Q14	1Q14
Efficiency Ratio
Other expense	$126,590	$130,470	$124,411	$125,225	$123,032
Less: Merger related expenses	(4,432)	(885)	0	0	0
Noninterest operating expense (numerator)	$122,158	$129,585	$124,411	$125,225	$123,032

Taxable-equivalent net interest income	$135,213	$139,239	$140,179	$145,447	$143,813
Other income	42,312	46,588	44,617	45,349	42,089
Noninterest operating income (denominator)	$177,525	$185,827	$184,796	$190,796	$185,902
Efficiency ratio	68.81%	69.73%	67.32%	65.63%	66.18%

The efficiency ratio is a non-GAAP based financial measure. Management excludes merger-related expenses and certain other selected items when calculating this ratio, which is used to measure the relationship of operating expenses to revenues.

Tangible Common Ratio
End of period balance sheet data
Shareholders' equity	$2,780,177	$2,753,925	$2,751,260	$2,796,392	$2,755,199
Goodwill and other intangible assets (1)	(1,276,004)	(1,265,178)	(1,265,598)	(1,265,846)	(1,266,403)
Tangible common equity (numerator)	$1,504,173	$1,488,747	$1,485,662	$1,530,546	$1,488,796

Assets	$18,697,294	$18,661,390	$18,583,327	$18,506,626	$18,439,682
Goodwill and other intangible assets (1)	(1,276,004)	(1,265,178)	(1,265,598)	(1,265,846)	(1,266,403)
Tangible assets (denominator)	$17,421,290	$17,396,212	$17,317,729	$17,240,780	$17,173,279
Tangible common ratio	8.63%	8.56%	8.58%	8.88%	8.67%

The tangible common ratio is a non-GAAP based financial measure using non-GAAP based amounts. The most directly comparable GAAP-based measure is the ratio of common shareholders’ equity to total assets. In order to calculate tangible common shareholders equity and assets, our management subtracts the intangible assets from both the common shareholders’ equity and total assets. Tangible common equity is then divided by the tangible assets to arrive at the ratio. Management uses the ratio to assess the strength of our capital position.

(1) Net of applicable deferred income taxes

Return on Average Tangible Equity
Income statement data
Net income	$29,025	$30,324	$33,468	$43,494	$37,162
Amortization of intangibles, net of taxes at 35%	1,286	1,437	1,443	1,539	1,650
Net tangible income (numerator)	$30,311	$31,761	$34,911	$45,033	$38,812

Average balance sheet data
Shareholders' equity	$2,761,177	$2,757,933	$2,775,786	$2,768,665	$2,726,465
Goodwill and other intangible assets	(1,300,282)	(1,301,750)	(1,303,275)	(1,304,736)	(1,306,298)
Tangible common equity (denominator)	$1,460,895	$1,456,183	$1,472,511	$1,463,929	$1,420,167

Return on equity (GAAP basis)	4.26%	4.36%	4.78%	6.30%	5.53%
Effect of goodwill and other intangibles	4.15%	4.29%	4.63%	6.04%	5.55%
Return on average tangible equity	8.41%	8.65%	9.41%	12.34%	11.08%

Return on average tangible equity is a non-GAAP based financial measure calculated using non-GAAP based amounts. The most directly comparable GAAP-based measure is return on average equity. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios.

Tangible Book Value per Common Share
End of period balance sheet data
Shareholders' equity	$2,780,177	$2,753,925	$2,751,260	$2,796,392	$2,755,199
Goodwill and other intangible assets	(1,299,679)	(1,301,014)	(1,302,602)	(1,304,018)	(1,305,742)
Tangible common equity (numerator)	$1,480,498	$1,452,911	$1,448,658	$1,492,374	$1,449,457

Common shares outstanding (denominator)	182,256	182,039	181,310	187,706	187,590

Tangible book value per common share	$8.12	$7.98	$7.99	$7.95	$7.73

Tangible book value per share is a non-GAAP based financial measure calculated using non-GAAP based amounts. The most directly comparable GAAP based measure is book value per share. In order to calculate tangible book value per share, we divide tangible common equity, which is a non-GAAP based measure calculated as common shareholders’ equity less intangible assets, by the number of shares of common stock outstanding. In contrast, book value per share is calculated by dividing total common shareholders’ equity by the number of shares of common stock outstanding. Management uses tangible book value per share to assess our capital position and ratios.

Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, PA 17543

Appendix A - GAAP to Non-GAAP Reconciliation

	1Q15	4Q14	3Q14	2Q14	1Q14
Net Interest Margin (excluding purchase accounting)
Reported net interest margin (GAAP basis)	3.40%	3.46%	3.50%	3.63%	3.61%
Adjustments for purchase accounting:
Loans and leases	-0.07%	-0.12%	-0.10%	-0.12%	-0.17%
Deposits	-0.01%	-0.02%	-0.02%	-0.03%	-0.03%
Borrowings	-0.01%	-0.01%	-0.01%	-0.10%	-0.01%
Net Interest Margin (excluding purchase accounting)	3.31%	3.31%	3.37%	3.38%	3.40%

Net interest margin (excluding purchase accounting) is a non-GAAP based financial measure using non-GAAP based amounts. The most directly comparable GAAP based measure is net interest margin. In order to calculate net interest margin (excluding purchase accounting) we subtract the effects of amortizing/accreting purchase accounting valuation amounts from net interest income, and divide the remainder by average earning assets. Our management uses net interest margin (excluding purchase accounting) to measure and monitor the impact of the current economic environment on our net interest income and believes that this measure is more representative of our ongoing earnings power because it excludes the effect of valuation variables used to arrive at the acquisition fair value recorded on the acquisition date. We believe this non-GAAP measure, when taken together with the corresponding GAAP measure, provides meaningful supplemental information to investors regarding our performance. However, this non-GAAP measure should be considered in addition to, and not as a substitute for or preferable to, net interest margin prepared in accordance with GAAP.

CONTACT:
Susquehanna Bancshares, Inc.
INVESTOR RELATIONS CONTACT:
Jason H. Weber, Director of Investor Relations
717-626-9801
or
MEDIA RELATIONS CONTACT:
Stephen Trapnell, Director of Corporate Communications
717-625-6548